United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 5, 2010	0-7928
Date of Report (Date of earliest event reported)	Commission File Number

(Exact name of registrant as specified in its charter)

Delaware	11-2139466
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

68 South Service Road, Suite 230 Melville, New York 11747
(Address of Principal Executive Offices) (Zip Code)

(631) 962-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01              Other Events.

On May 5, 2010, Comtech Telecommunications Corp (the “Company”) issued a press release announcing that its third-party supplier of new MTS ruggedized computers and certain related accessories has met and slightly exceeded Comtech’s estimated production and delivery schedule for its most recent quarter ended April 30, 2010. In addition, although minor production and technical issues remain, Comtech believes its third-party supplier is on track to meet or slightly exceed Comtech’s estimated production and delivery schedule for the remainder of its fiscal 2010. Comtech will provide a more specific update during its next quarterly earnings conference call which is anticipated to occur during the first week of June 2010.

In addition, the Company’s subsidiary, Comtech Mobile Datacom Corporation, received a ceiling increase of $67.3 million to its Movement Tracking System (“MTS”) program contract. The total contract ceiling for its MTS contract is now $672.4 million.

The foregoing description of the press release is qualified in its entirety to the press release, a copy of which is attached hereto and incorporated by reference herein as Exhibit 99.1.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Press Release, dated May 5, 2010, reporting the Company’s Movement Tracking System contract update and announcement that it has received a $67.3 million ceiling increase on its MTS contract.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Comtech Telecommunications Corp. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMTECH TELECOMMUNICATIONS CORP.

Dated: May 5, 2010

By:	/s/ Michael D. Porcelain
Name: Michael D. Porcelain
Title: Senior Vice President and
Chief Financial Officer